                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2000


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at the Radisson Twelve Caesars hotel and banquet facility, 4200 City Line Avenue, Philadelphia, Pennsylvania, 19131 on Wednesday, May 24, 2000, at 6:30 p.m., for the following purposes:

         1. ELECTION OF DIRECTORS. To elect five Class I Directors to serve a term of three years and until their successors are elected and qualified.

         2. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 4, 2000, are entitled to notice of and to vote at the meeting.

         A copy of the 1999 Annual Report of Royal Bancshares of Pennsylvania, Inc. has been provided contemporaneously herewith. Additional copies of the 1999 Annual Report are available upon request.

                                        By Order of the Board of Directors

                                        /s/ Richard S. Hannye, Esquire

                                        Richard S. Hannye, Esquire
                                        Secretary


Enclosures (Proxy Card and Annual Report)
April 25, 2000

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                              732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2000


     We furnish this proxy statement in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc., for the Annual Meeting of Shareholders of the corporation to be held on May 24, 2000, and any adjournment or postponement of the meeting. The corporation will bear the expense of soliciting proxies. In addition to the use of the mails, directors, officers and employees of the corporation may, without additional compensation, solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the corporation will reimburse them for their reasonable forwarding expenses. This proxy statement and the enclosed proxy card are first being given or sent to shareholders on or about April 25, 2000.

                        REVOCATION AND VOTING OF PROXIES

         The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. You may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to Richard S. Hannye, Esquire, Secretary of the corporation, at the address that appears above, at any time before the proxy is voted at the meeting. Unless revoked, the proxyholders will vote any proxy given pursuant to this solicitation at the meeting in accordance with the instructions of the shareholder giving the proxy. In the absence of instructions, proxyholders will vote all proxies FOR the election of the five nominees for Class I Director identified in this proxy statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxyholders will vote any proxy given pursuant to this solicitation in accordance with the recommendations of the management of the corporation.

                    VOTING SECURITIES, RECORD DATE AND QUORUM

         Shareholders of record at the close of business on April 4, 2000, are entitled to vote at the meeting and any adjournment or postponement thereof. At the close of business on April 4, 2000, there were issued and outstanding 8,067,132 shares of Class A common stock ($2.00 par value per share) and 1,759,265 shares of Class B common stock ($0.10 par value per share).

         Each shareholder is entitled to one vote for each share of Class A common stock held by the shareholder and ten votes for each share of Class B common stock held by the shareholder on all matters to be acted upon at the meeting, except that in the election of directors shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS--CUMULATIVE VOTING."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         In the case of the election of directors, assuming the presence of a quorum, the five candidates for Class I receiving the highest number of votes in Class I shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.


                             PRINCIPAL SHAREHOLDERS

         The following table shows the amount of outstanding common stock beneficially owned by each shareholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the corporation to be the beneficial owner of more than 5% of such stock, and all directors and officers as a group. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the current rate of 1.15 shares of Class A common stock for each share of Class B common stock. Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 29, 2000. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares:

         (i) voting power, which includes the power to vote or to direct the voting of the stock, or

         (ii) investment power, which includes the power to dispose or to direct the disposition of the stock.

Unless otherwise indicated in a footnote, shares reported in this table are owned directly by the reporting person. The percent of class assumes all options exercisable within 60 days of February 29, 2000, have been exercised and, therefore, on a pro forma basis, 8,345,785 shares of Class A common stock would be outstanding. The information is furnished as of February 29, 2000, on which date 8,054,918 Class A shares and 1,766,149 Class B shares were issued and outstanding.


                    NAME AND ADDRESS OF                    SHARES BENEFICIALLY                 PERCENT OF
                      BENEFICIAL OWNER                           OWNED                          CLASS(6)
                      ----------------                           -----                          --------

              Daniel M. Tabas (1)(4)(5)                     4,158,869(Class A)                    50.72%
              543 Mulberry Lane                             1,257,083(Class B)                    71.18%
              Haverford, PA 19041

              Lee E. Tabas (2)(4)(5)                          694,929(Class A)                     8.63%
              1 Dove Lane                                     117,149(Class B)                     6.63%
              Haverford, PA 19041

              Richard Tabas (3)(5)                                 61(Class A)                     --  %
              1309 Lafayette Road                             123,366(Class B)                     6.99%
              Gladwyne, PA 19035

              All directors and Executive                   4,960,334(Class A)                    59.44%
              officers as a group (15 PERSONS)              1,490,206(Class B)                    84.38%


(1) The 4,158,869 shares of Class A common stock and the 1,257,083 Class B shares beneficially owned by Daniel M. Tabas include: 2,556,729 shares of Class A common stock and 847,345 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 66,458 shares of Class A common stock and 30,054 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,160,621 shares of Class A common stock and 379,665 shares of Class B common stock owned by the children of Mr. Tabas; 230,473 shares of Class A common stock and 19 shares of Class B common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 144,588 shares of Class A common stock that are exercisable within 60 days of February 29, 2000. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 4,158,869 shares of Class A common stock and 1,257,083 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 144,588 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 29, 2000, held by Mr. Tabas, were exercised.


(2) The 694,929 shares of Class A common stock and 117,149 shares of Class B common stock beneficially owned by Lee E. Tabas include: 335,312 shares of Class A common stock and 46,097 shares of Class B common stock owned jointly with his wife, Nancy Tabas; 4,027 shares of Class A common stock owned by his wife, Nancy Tabas; 132,816 shares of Class A common stock and 4,624 shares of Class B common stock owned by Mr. Tabas as custodian for his children. Mr. Tabas has sole power to vote and dispose of 472,155 shares of Class A common stock and 50,721 shares of Class B common stock. In addition, 222,774 shares of Class A common stock and 66,428 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 1 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.

(3) The 61 shares of Class A common stock and 123,366 shares of Class B common stock beneficially owned by Richard Tabas include: 84,351 shares of Class B common stock owned solely by Mr. Tabas; 13,702 shares of Class B common stock owned by his mother, Harriette Tabas; 61 shares of Class A common stock and 185 shares of Class B common stock owned by his wife, Leslie Silverman, Esquire; and 23,259 shares of Class B common stock owned by ANR Ventures, an entity partially controlled by Mr. Tabas. Upon information and belief, Mr. Tabas has sole power to vote and dispose of 84,351 shares of Class B common stock, shared power to vote or dispose of 23,259 shares of Class B common stock, and has no power to vote or dispose of 61 shares of Class A common stock and 13,887 shares of Class B common stock.

(4) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak, members of their immediate families and their affiliates and associates, in the aggregate, own 4,791,302 shares of Class A common stock and 1,312,893 shares of Class B common stock.

(5) Daniel M. Tabas is the father of Lee E. Tabas and Robert R. Tabas, the uncle of Richard Tabas, and the father in law of Murray Stempel and Howard Wurzak.

(6) The percent of class assumes all options exercisable within 60 days of February 29, 2000, have been exercised and, therefore, on a pro forma basis, 8,435,785 shares of Class A common stock would be outstanding.

                              ELECTION OF DIRECTORS

         The Bylaws of the corporation provide that the Board of Directors consists of not less than 5 nor more than 25 persons and that the directors are classified with respect to the time they hold office by dividing them into 3 classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a 3 year term, so that the term of office of one class of directors expires at the annual meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the Board of Directors. Any vacancy occurring on the Board of Directors is filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed.

         There are presently 14 members of the Board of Directors. There has been one change in the membership of the corporation's Board of Directors since the 1999 Annual Meeting of Shareholders. On June 23, 1999, James J. McSwiggan was appointed as a Class I Director. At the March 15, 2000 meeting of the corporation's Board of Director's, in accordance with Article 10 of the corporation's Bylaws, the directors fixed the number of directors in Class I at 5, the number of directors in Class II at 5 and the number of directors in Class III at 4.

         The Board of Directors has nominated the following 5 persons for election to the Board of Directors as Class I Directors for a term of 3 years:

         Joseph P. Campbell                          Daniel M. Tabas
         James J. McSwiggan                          Howard Wurzak
         Murray Stempel, III

         The 9 Class II and Class III directors will continue in office.

         The Board of Directors has established, by resolution, a mandatory retirement age for directors. Upon reaching age seventy, a director must retire from the Board of Directors, but may become a Director Emeritus, who is entitled to attend meetings, but is not entitled to vote. There are currently six Directors Emeritus of the corporation: Anthony Arobone, Royal Flagg Jonas, Alfred Stein, Charles Willner, Frank Grossman and Maurice Tepper. Daniel M. Tabas reached age seventy during 1993; however, the Board of Directors decided, in view of his long-standing relationship with the corporation, ownership of shares of the corporation's common stock and his years of service to the corporation, to make an exception and permit Mr. Tabas to continue to serve on the Board of Directors.

                                CUMULATIVE VOTING

         In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any 2 or more candidates in that class. The 5 candidates receiving the highest number of votes for Class I at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights. Robert R. Tabas and Richard S. Hannye, the persons named as proxies, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how votes are to be cumulated for voting purposes.

                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

         Information concerning the directors of the corporation, including the 5 persons nominated for election to the Board of Directors as Class I Directors at the meeting, the 9 continuing directors and the executive officers of the corporation is set forth below, including the number of shares of common stock of the corporation beneficially owned, as of February 29, 2000, by each of them. Unless otherwise indicated in a footnote, each nominee and continuing director holds sole voting and investment power with respect to shares beneficially owned.


                                         DIRECTOR        SHARES          PERCENT
                                        OR OFFICER    BENEFICIALLY         OF
     NAME                        AGE      SINCE          OWNED            STOCK
     ----                        ---      -----          -----            -----
NOMINEES FOR CLASS I DIRECTOR
-----------------------------


     Daniel M. Tabas(3)(5)       76       1980       4,158,869(A)           54.78%
                                                     1,257,083(B)

     Joseph P. Campbell          53       1982          91,924(A)            0.91%


     Howard Wurzak(4)(5)         44       1985         249,203(A)            3.15%
                                                        59,758(B)

     Murray Stempel, III(5)(7)   44       1998         230,214(A)            3.02%
                                                        64,910(B)

     James J. McSwiggan          44       1999          22,768(A)            0.23%


CLASS II DIRECTORS
------------------


     Albert Ominsky(2)           66       1982          29,758(A)            0.63%
                                                        29,862(B)

     Robert R. Tabas(5)(6)       44       1988         216,997(A)            2.88%
                                                        64,910(B)

     Anthony J. Micale           62       1997           4,899(A)            0.05%

     Gregory T. Reardon          46       1997           3,751(A)            0.04%

     Jack R. Loew                52       1997           8,231(A)            0.08%

CLASS III DIRECTORS
-------------------


     Lee E. Tabas (1)(5)      50          1980        694,929(A)             8.23%
                                                      117,149(B)

     Edward B. Tepper         60          1986          8,841(A)             0.36%
                                                       24,085(B)

     Carl M. Cousins          67          1993         12,517(A)             0.12%

     John M. Decker           39          1998         19,667(A)             0.19%



NON-DIRECTOR EXECUTIVE OFFICERS
-------------------------------


     Richard S. Hannye       42             1993        8,079(A)             0.08%
     Secretary and General
     Counsel

The information in this table was furnished by the beneficial owners or their representatives and includes direct and indirect ownership.

We assume full conversion of Class B common stock to Class A common stock at the current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A common stock to which the officer and director would be entitled upon the exercise of his options were added to the shares of Class A common stock currently held by the officer and director and to the total number of shares of Class A common stock outstanding assuming the officer and directors exercised all outstanding exercisable options.

The table includes options exercisable within 60 days of February 29, 2000, stock options unexercised, but currently exercisable, and stock beneficially owned.

The percent of class assumes all outstanding exercisable options and options exercisable within 60 days of February 29, 2000, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 9,099,978 shares of Class A common stock would be outstanding at February 29, 2000.

(1) The 694,929 shares of Class A common stock and 117,149 shares of Class B common stock beneficially owned by Lee E. Tabas include: 335,312 shares of Class A common stock and 46,097 shares of Class B common stock owned jointly with his wife, Nancy Tabas; 4,027 shares of Class A common stock owned by his wife, Nancy Tabas; 132,816 shares of Class A common stock and 4,624 shares of Class B common stock owned by Mr. Tabas as custodian for his children. Mr. Tabas has sole power to vote and dispose of 472,155 shares of Class A common stock and 50,721 shares of Class B common stock. In addition, 222,774 shares of Class A common stock and 66,428 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 3 below. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.

(2) The 16,388 shares of Class A common stock and 29,862 shares of Class B common stock beneficially owned by Mr. Ominsky include: 10,941 shares of Class A common stock and 29,862 shares of Class B common stock owned by Ominsky & Messa, P.C. as trustee for a rollover account for the benefit of Albert Ominsky; 4,820 shares of Class A common stock owned by Ominsky & Messa, P.C. Profit Sharing Plan; and options to purchase 13,370 shares of Class A common stock exercisable within 60 days of February 29, 2000.

(3) The 4,158,869 shares of Class A common stock and the 1,257,083 Class B shares beneficially owned by Daniel M. Tabas include: 2,556,729 shares of Class A common stock and 847,345 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 66,458 shares of Class A common stock and 30,054 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,160,621 shares of Class A common stock and 379,665 shares of Class B common stock owned by the children of Mr. Tabas; 230,473 shares of Class A common stock and 19 shares of Class B common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 144,588 shares of Class A common stock that are exercisable within 60 days of February 29, 2000. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 4,158,869 shares of Class A common stock and 1,257,083 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 144,588 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 29, 2000, held by Mr. Tabas, were exercised.

(4) Included in Howard Wurzak's beneficial ownership are 187,845 shares of Class A common stock and 59,758 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.

(5) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak and members of their immediate families and their affiliates and associates, in the aggregate, own 4,791,302 shares of Class A common stock (58.12 % of Class A) and 1,312,893 shares of Class B common stock (74.34% of Class B), or 61.32% of Class A assuming full conversion of Class B common stock to Class A common stock at a current conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock.

(6) Included in Robert R. Tabas's beneficial ownership are 162,373 shares of Class A common stock and 59,635 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.

(7) Included in Murray Stempel, III's beneficial ownership are 185,918 shares of Class A common stock and 64,910 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.


               NOMINEES FOR CLASS I DIRECTORS - (THREE YEAR TERM)

         Daniel M. Tabas, is the Chairman of the Board and a Director of the corporation. Mr. Tabas is also an entrepreneur with ownership interests in Andrew Building Company, Inc., Rome Enterprises, Tabas Family partnership, Acorn Iron, Inc., Acorn Iron & Steel, Stout Road, Inc., Stout Road Hotel, L.L.P., Tabas Brothers and Samuel Tabas Family Enterprises. He is the father of Lee E. Tabas, Robert R Tabas and the father-in-law of Howard Wurzak and Murray Stempel, III.

         Joseph P. Campbell, is the President and Chief Executive Officer of the corporation and a Director of the corporation.

         James J. McSwiggan, is the Chief Financial Officer and Treasurer of the corporation and a Director of the corporation.

         Murray Stempel, III, is a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania and a Director of the corporation. Mr. Stempel is the son-in-law of Daniel M. Tabas, and brother-in-law of Lee E. Tabas, Robert R. Tabas and Howard Wurzak. Mr. Stempel was formerly a Director, Executive Vice President and General Manager of Ajax Adhesives Industries, Inc.

         Howard Wurzak, a Director of the corporation, is General Manager of the Radisson Twelve Caesars hotel and banquet facility in Philadelphia, Pennsylvania. He is the son-in-law of Daniel M. Tabas, and the brother-in-law of Lee E. Tabas, Robert R. Tabas and Murray Stempel, III.

                               CLASS II DIRECTORS

         Jack R. Loew, a Director of the corporation since January, 1997, is the President and Treasurer of Hough/Loew Associates, a design/build construction and development firm specializing in office, industrial and retail properties.

         Anthony J. Micale, a Director of the corporation, is President of Micale Management Corporation and owns and operates eight McDonald's restaurants.

         Albert Ominsky, a Director of the corporation, is an attorney and President of the law firm of Ominsky & Messa, P.C. in Philadelphia, Pennsylvania.

         Gregory T. Reardon, a Director of the corporation, is President of the Reardon Group, Inc. The Reardon Group, located in Glen Mills, Pennsylvania, comprises Weiss + Reardon & Company,

P.C. (a regional public accounting firm); Reardon Consulting, Inc. (a management consulting firm); and Valuation Advisors, Inc. (a business appraisal firm). The Reardon Group is devoted to healthcare and other highly regulated industries.

         Robert R. Tabas, is Vice Chairman of the Board and a Director of the corporation; and a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania. He is the son of Daniel M. Tabas, brother of Lee E. Tabas and the brother-in-law of Howard Wurzak and Murray Stempel, III.

                               CLASS III DIRECTORS

         Carl M . Cousins, a Director of the corporation, is the owner and principal veterinarian of Fairmount Animal Hospital in Philadelphia, Pennsylvania.

         John M. Decker is a Senior Vice President and Senior Lender of Royal Bank of Pennsylvania and a Director of the corporation.

         Lee E. Tabas is a Director of the corporation. He is the son of Daniel
M. Tabas, the brother of Robert R. Tabas and the brother-in-law of Howard Wurzak and Murray Stempel, III.

         Edward B. Tepper, a Director of the corporation, is the Chairman of the Philadelphia KIXX, a professional indoor soccer team, and the President of Tepper Properties, a real estate investment company in Villanova.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The committees of the Board of Directors are the Executive Board, the Audit Committee, and the Compensation, Stock Option and Appreciation Rights Plan Committee. The corporation does not have a standing Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the corporation in accordance with Section 10.1 of the corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 60 days prior to the date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

         The Executive Board of the Board of Directors conducted twenty meetings in 1999. The members of the Executive Board during 1999 were Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Joseph P. Campbell, Albert Ominsky, Edward B. Tepper, Gregory T. Reardon and Howard Wurzak. Lee E. Tabas retired as President of the corporation on May 31, 1999, and after that date ceased to be a member of the Executive Board. Robert R. Tabas replaced Lee E. Tabas as a member of the Executive Committee on May 31, 1999. The Executive Board has authority to supervise and direct the finances and business of the corporation between the regular meetings of the Board of Directors.

         The Audit Committee met once in 1999. The members of the Audit Committee during 1999 were Joseph P. Campbell (ex officio), James McSwiggan (ex officio), Jack R. Loew, Terri N. Gelberg (who resigned as a director on May 19,
1999), Anthony J. Micale and Lee E. Tabas (ex officio until he retired as President of the corporation on May 31, 1999, and a regular member thereafter). The Audit Committee supervises the corporation's internal audit staff and reviews the outside certified public accounting firm's audit and management reports, which are conducted annually.

         The Compensation Committee met once in 1999. The members of this committee in 1999 were Edward B. Tepper, Carl M. Cousins, Jack R. Loew and Gregory T. Reardon. Daniel M. Tabas and Joseph P. Campbell attended the meeting in an ex officio capacity. The committee has the authority to manage, administer, amend and interpret the Stock Option Plan and to determine, among other things:

         -        the employees to whom awards shall be made under the plan;

         - the type of the awards to be made and the amount, size and terms of the awards; and

         - when awards shall be granted. Additionally, the committee reviews and determines compensation for all officers and employees of the corporation.

         The Investment Committee met 5 times in 1999. The members of this committee in 1999 were Daniel M. Tabas, Joseph P. Campbell, James J. McSwiggan, Albert Ominsky, Anthony J. Micale, Murray Stempel, John Decker and Lee E. Tabas, who retired as President of the corporation on May 31, 1999, and ceased to be a member of the Investment Committee after that date.

         The Succession to the President Committee met 3 times in 1999. The members of this committee are Daniel M. Tabas, Lee E. Tabas, Gregory T. Reardon, Anthony J. Micale, Robert R. Tabas and Jack R. Loew.

         The Board of Directors of the corporation held twelve formal meetings during 1999. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served.

         REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

         Each member of the Board of Directors received a fee of $500 per board meeting attended. Additionally, directors received $300 for each committee meeting attended; however, directors who are also employees of the corporation are not compensated for attendance at committee meetings.

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid by the corporation to the Chief Executive Officer and each of the four most highly compensated non-CEO executive officers whose total annual salary and bonus exceeded $100,000 in 1999, for services rendered during the past three fiscal years.


                                                                             OTHER         RESTRICTED   SECURITIES         ALL
                                                                             ANNUAL          STOCK      UNDERLYING        OTHER
                                                                          COMPENSATION       AWARDS       OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR       SALARY($)    BONUS ($)(2)        ($)             ($)         SARS(#)         ($)(1)
---------------------------       ----       ---------    ------------        ---             ---         -------         ------
Daniel M. Tabas                   1999        328,680       172,655          32,000           --           8,190          2,550
Chairman of the Board             1998        324,007       130,413          32,000           --           7,800          2,550
                                  1997        318,200       130,463          32,000           --           7,800          2,550

Lee E. Tabas(3)                   1999        109,697          --            11,300           --           7,800          2,550
Former President and CEO          1998        255,795        95,603          19,000           --           7,800          2,550
                                  1997        251,210        95,640          18,900           --           7,800          2,550

Joseph P. Campbell(3)             1999        199,385       117,000          6,000            --           3,655          2,550
President and CEO                 1998        162,213        37,309          6,000            --           3,439          2,550
                                  1997        159,305        37,323          6,000            --           3,480          2,550

James J. McSwiggan                1999        135,800        44,702          3,000            --           2,802          2,550
Treasurer and CFO                 1998        124,375        28,606           --                           1,870          2,550
                                  1997        122,146        28,617           --              --           2,668          2,550

Richard S. Hannye                 1999        164,013         --               850            --           2,429          2,550
General Counsel and Secretary     1998        161,681         --             1,020            --           1,621          2,550
                                  1997        158,783         --             1,020            --           2,312          2,550

Robert R. Tabas                   1999        117,761        35,348          6,000            --           3,206          2,550
Vice Chairman of the Board        1998        116,012        26,699          6,000            --           1,745          2,550
                                  1997        114,005        26,710          6,000            --           2,490          2,550



(1) Consists of the Bank's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100% of the total employee contributions up to an annual maximum of $2,550. The Plan is administered by J. M. Singley Associates, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines their contributions would make the Plan top heavy. Each participant in the Plan will have credited to his Participant's Benefit Account his proportionate share of all appropriate amounts. Future benefits are based on future contributions.
(2) Bonuses of Daniel Tabas, Robert Tabas, Joseph Campbell and James McSwiggan are performance based and tied to goals set by the Stock Option, SARS and Compensation Committee.
(3) Mr. Tabas resigned as President and Chief Executive Officer, effective May 31, 1999. Mr. Campbell, formerly Managing Director, succeeded Mr. Tabas as President and Chief Executive Officer of the corporation. The position of Managing Director was eliminated effective May 31, 1999.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The bank has established the Royal Bank Supplemental Executive Retirement plan for its executive officers and other key employees for the purpose of providing supplemental income benefits to plan participants or their survivors upon participants' retirement or post-retirement death. The bank has established and maintains a grantor "rabbi" trust for the purpose of accumulating funds with which to meet the bank's future obligations under the plan. Although the trust is irrevocable and assets contributed to the trust can only be used to pay such benefits with certain exceptions, the benefits under the plan remain obligations of the bank. The bank has purchased company-owned life insurance policies for its benefit on the lives of certain participants estimated to be sufficient to recover, over time, the cost of benefits provided plus the cost of insurance. The program results in little or no cost to the bank over time. Estimated annual benefits payable upon retirement to participants are intended to provide participants a single life annuity with 120 months certain, commencing at normal retirement age 60, at the rate of up to a maximum of 50% for each Group 1 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $110,000; at the rate of up to a maximum of 35% of each Group 2 participant's final average recognized compensation (averaged over the 3 consecutive years that produce the highest average), not to exceed $50,000; and at the rate of up to a maximum of 20% of each Group 3 participant's final average recognized compensation (averaged over the three consecutive years which produce the highest average), not to exceed $20,000.



                                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                    ESTIMATED MAXIMUM ANNUAL BENEFITS AT AGE 60

FINAL AVERAGE SALARY               GROUP 1            GROUP 2         GROUP 3
    (FAS)                          PARTICIPANTS       PARTICIPANTS    PARTICIPANTS

$ 75,000                            $ 37,500           $26,500          $15,000
$100,000                            $ 50,000           $35,000          $20,000
$125,000                            $ 62,500           $43,750          $20,000
$150,000                            $ 75,000           $50,000          $20,000
$175,000                            $ 87,500           $50,000          $20,000
$200,000                            $100,000           $50,000          $20,000
$225,000                            $110,000           $50,000          $20,000
$250,000                            $110,000           $50,000          $20,000

EMPLOYEE OPTIONS/SAR GRANTS IN FISCAL YEAR 1999
-----------------------------------------------

                                                                                                              POTENTIAL REALIZED
                                                                                                                   VALUE AT
                                                                                                                ASSUMED ANNUAL
                                         NUMBER OF         % OF TOTAL                                        RATES OF STOCK PRICE
                                        SECURITIES        OPTIONS/SARS       EXERCISE                          APPRECIATION FOR
                                        UNDERLYING         GRANTED TO        OR BASE                              OPTION TERM
                                       OPTIONS/SARS        EMPLOYEES          PRICE        EXPIRATION      ------------------------
                NAME                  GRANTED (#)(1)     IN FISCAL YEARS      ($/SH)          DATE             5%            10%
                ----                  --------------     ---------------      ------          ----             --            ---
Daniel M. Tabas                            8,190            14.398%           14.75          4/20/09         75,972        192,528

Lee E. Tabas                               7,800            13.712%           14.75          4/20/09         72,354        183,360

Joseph P. Campbell                         3,655             6.425%           14.75          4/20/09         33,906         85,921

James J. McSwiggan                         2,802             4.926%           14.75          4/20/09         25,992         65,869

Richard S. Hannye                          2,429             4.270%           14.75          4/20/09         22,532         57,100

Robert R. Tabas                            3,206             5.636%           14.75          4/20/09         29,739         75,366

(1) Pursuant to the employee stock option plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the grant (April 20, 1999).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 1999 OPTION/SAR VALUES
------------------------------------------------------------------------------


                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED                      VALUE OF
                                                                        OPTIONS/SARS                   UNEXERCISED IN-THE MONEY
                            SHARES                                           AT                             OPTIONS/SARS AT
                           ACQUIRED                                  DECEMBER 31, 1998                   DECEMBER 31, 1998(1)
                              ON               VALUE                 -----------------                   --------------------
        NAME              EXERCISE (#)      REALIZED ($)       EXERCISABLE(#)  UNEXERCISABLE     EXERCISABLE($)   UNEXERCISABLE($)
        ----              ------------      ------------       --------------  -------------     --------------   ----------------
Daniel M. Tabas                  --                 --              127,607        37,286          2,180,661        270,003

Lee E. Tabas                  119,801          2,420,954               --            --                 --             --

Joseph P. Campbell               --                 --               19,426        11,489            300,157         53,815

James J. McSwiggan               --                 --               16,230         8,807            253,101         41,225

Richard S. Hannye                --                 --                4,923         7,875             57,767         40,141

Robert R. Tabas                  --                 --               30,261         8,219            600,876         38,482

(1) Value of unexercised options/SARS is based upon the closing stock price at December 31, 1998.

         During 1999, no present or former officer or employee of the corporation or its subsidiary, and no individual who had a relationship with the corporation requiring disclosure under Item 404 of Regulation S-K, participated in deliberations of the Compensation Committee concerning executive officer compensation. Lee E. Tabas, Joseph P. Campbell, James J. McSwiggan and Daniel M. Tabas attended the meetings in an ex-officio capacity, but did not vote.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiaries. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The corporation provides compensation to its employees.

         The fundamental philosophy of the corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of outside directors. The objectives of the compensation committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans, to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation, the results of which will be improved profitability, increased dividends to the corporation shareholders and subsequent appreciation in the market of the corporation's shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

         On May 31, 1999, Lee E. Tabas retired as President and CEO of the corporation with an annual base salary of $259,632.00. At the time of his retirement, Mr. Tabas had been paid a total compensation of $109,000.00 for 1999. Joseph P. Campbell succeeded Mr. Tabas as President and CEO of the corporation on May 31, 1999, with an annual base salary of $240,000.00, representing an 8% decrease in CEO annual base compensation. The Committee awarded Mr. Campbell a 1999 bonus in the amount of $117,000.00, in light of the corporation's 1999 performance accomplishments: Consolidated earnings for the twelve months ended December 31, 1999, were $12,104,528, as compared to $10,783,940 for the same period ended in 1998. Consolidated basic earnings per share for the year ended, December 31, 1999, were $1.21 versus $1.09 for the same period in 1998. Consolidated assets were $522,536,047 at December 31, 1999, as compared to $427,621,784 at December 31, 1998. Net loans and mortgages increased to $343,080,899 at December 31, 1999, as compared to $292,556,084 at December 31, 1998. Total investment securities increased to $142,549,941 at December 31, 1999, as compared to $98,845,700 at December 31, 1998. Total deposits at December 31, 1999, increased to $381,286,018 compared to $290,389,685 at December 31, 1998.

         The Chief Executive Officer's compensation consists of a base salary, a bonus and perquisites. For 1999, the CEO bonus was directly tied to specific performance goals, some of which are listed above. The CEO's 1999 compensation was based on the Committee's subjective determination after a review of all information, including the above, that it deems relevant. Future methods of determining CEO compensation may differ.

EXECUTIVE OFFICERS COMPENSATION

         On May 31, 1999, Joseph P. Campbell became President and Chief Executive Officer of the corporation and his former position as Managing Director was immediately eliminated. On April 21, 1999, Robert R. Tabas was elected Vice Chairman of the Board of the corporation, a newly created executive officer position. Given the creation of the Vice Chairman position and the elimination of the Managing Director position during 1999, the composition of the corporation's four most highly compensated executives, other than the CEO, whose total annual salary and bonus exceeded $100,000.00, changed from Daniel M. Tabas, Joseph P. Campbell, James J. McSwiggan and Richard S. Hannye in 1998, to Daniel M. Tabas, James J. McSwiggan, Richard S. Hannye and Robert R. Tabas in 1999. The committee increased the aggregate compensation of the four most highly compensated non-CEO executive officers by 3% to 1999 aggregate compensation of $1,040,809.

         For 1999, the executive officers' bonus was directly tied to specific performance goals, some of which are listed above. The increase in the executive officers base salary and prerequisites in 1999, were based on the committee's subjective determination after a review of all information, including the above, that it deems relevant. Future methods of determining executive officer compensation may differ.

         Total compensation opportunities available to the employees of the corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the corporation's success. Individuals are reviewed annually on a calendar year basis. The corporation strives to offer compensation that is competitive with that offered employees of comparable size in our industry. Through these compensation policies, the corporation strives to meets its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                             COMPENSATION COMMITTEE

      Edward B. Tepper                          Daniel M. Tabas (ex officio)
      Carl M. Cousins, D.V.M.                   Lee E. Tabas (ex officio)
      Jack R. Loew                              Joseph P. Campbell (ex officio)
      Gregory Reardon                           James J. McSwiggan (ex officio)
      Terri N. Gelberg (resigned on May 19, 1999)


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         In the ordinary course of business, Royal Bank of Pennsylvania, the corporation's wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers of the Bank, principal shareholders of the corporation and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others, and no more than the normal risk of collectability or other unfavorable features. During the three years ended December 31, 1999, no transaction of the above nature exceeded $9,000,000 or 10 percent of the equity capital accounts of the corporation.

         The largest aggregate amount of indebtedness to the corporation and the Bank during the year 1999, by all directors and officers of the corporation and bank as a group, and their associates, was $13,975,279. The total of such outstanding loans at December 31, 1999 was $13,975,279. Interest rates ranged for fixed rates from 7.0 percent to 9.125 percent. Floating rates ranged from prime to prime plus 1.75 points.

         The corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other non-affiliated vendors of the corporation. During 1999, the corporation used the services of the Radisson Twelve Caesars hotel and banquet facilities for customer, director and employee appreciate activities. The Radisson Twelve Caesars complex is managed by Howard Wurzak and owned by Daniel M. Tabas. The corporation also rents a billboard for advertising purposes from the Samuel Tabas Family Foundation, for which Daniel M. Tabas and Richard Tabas serve as Trustees.

                         COMMON STOCK PERFORMANCE GRAPH

         The following performance graph shows cumulative investment returns to shareholders based on the assumptions that (A) an investment of $100 was made on December 31, 1992, in each of the following:

         -        Royal Bancshares of Pennsylvania, Inc. Class A common stock

         - the stock of all United States companies trading on the NASDAQ market

         - common stock of the peer group of Mid-Atlantic banks with less than $500 million in assets and (B) all dividends were reinvested in such securities over the past five years.


                     [LINE GRAPH--TOTAL RETURN PERFORMANCE]

                                                           PERIOD ENDING
                                   ---------------------------------------------------------------
INDEX                              12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
--------------------------------------------------------------------------------------------------
Royal Bancshares of Pennsylvania    100.00     139.51     178.71     385.84     292.75     315.98
NASDAQ - Total US*                  100.00     141.33     173.89     213.07     300.25     542.43
Royal Bancshares Peer Group         100.00     121.49     149.99     240.86     223.32     197.68

                       BENEFICIAL OWNERSHIP - COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation copies of all Section 16(a) forms they file.

         Based solely on its review of forms that were received from certain reporting persons, or written representations from reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period January 1, 1999 through December 31, 1999, its officers and directors were in compliance with all filing requirements applicable to them.

                                LEGAL PROCEEDINGS

         In the opinion of the management of the corporation, there are no proceedings pending to which the corporation and the bank are a party or to which its property is subject, which, if determined adversely to the corporation and the bank, would be material in relation to the corporation's and the bank's financial condition. There are no proceedings pending other than litigation incident to the business of the corporation and the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation or the bank by government authorities.

                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2001 Annual Meeting of Shareholders must deliver the proposal in writing to the President of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than Wednesday, December 27, 2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     A COPY OF THE CORPORATION'S 1999 ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED. UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS REQUIRED TO BE FILED WITH SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, WILL BE PROVIDED WITHOUT CHARGE. REQUESTS SHOULD BE ADDRESSED TO JAMES J. MCSWIGGAN, TREASURER AND CFO, ROYAL BANCSHARES OF PENNSYLVANIA, INC., 732 MONTGOMERY AVENUE, NARBERTH, PENNSYLVANIA 19072.

                                 REVOCABLE PROXY
                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.


[x] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby Constitutes and appoints Robert R. Tabas and Richard S. Hannye, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the Shares of the Class A Common Stock and all of the Shares of the Class B Common Stock of Royal Bancshares of Pennsylvania, Inc. that the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at The Radisson Twelve Caesars hotel and banquet facility, 4200 City Line Avenue, Philadelphia, Pennsylvania 19131, on Wednesday, May 24, 2000, at 6:30 p.m., prevailing time, and at any adjournment or postponement thereof as follows:


1. ELECTION OF CLASS I
   DIRECTORS TO SERVE FOR A
   THREE-YEAR TERM:


                  With-    For All
         For      hold     Except

         [ ]       [ ]      [ ]

Daniel M. Tabas, Joseph P. Campbell, Howard Wurzak,
Murray Stempel III, and James J McSwiggan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR the election of the nominees listed above.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

ROBERT R. TABAS AND RICHARD S. HANNYE, THE PERSONS NAMED AS PROXIES, WILL HAVE THE RIGHT TO VOTE CUMULATIVELY AND TO DISTRIBUTE THEIR VOTES AMONG THE NOMINEES AS THEY CONSIDER ADVISABLE, UNLESS A SHAREHOLDER INDICATES ON HIS OR HER PROXY HOW HE OR SHE DESIRES THE VOTES TO BE CUMULATED FOR VOTING PURPOSES.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THIS PROXY TO THE CORPORATION AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED, AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.


Please be sure to sign and date               ---------------------------------
  this Proxy in the box below.                             Date


--------------------------------------------------
Stockholder sign above  Co-holder (if any) sign above


-------------------------------------------------------------------------------
Detach above card, sign, date and mail in postage paid envelope provided.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY